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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)         December 9, 1998
                                                 -------------------------------


                                FLUOR CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                    1-7775                 95-0740960
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 (State or Other Jurisdiction       (Commission             (IRS Employer
       of Incorporation)            File Number)          Identification No.)


3353 Michelson Drive, Irvine, California                         92698
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(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code       (949) 975-2000
                                                      -----------------------


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS.

Under the Company's Restated Bylaws, a stockholder who wishes to propose business for consideration at the Annual Meeting or to nominate persons for election to the Board of Directors must deliver to the Company between December 9, 1998, and January 8, 1999 the information specified in the Company's Bylaws regarding such proposal or nomination. Under the SEC's Rule 14a-4, as recently amended, the Company may exercise discretionary voting authority under proxies it solicits to vote on a proposal made by a stockholder that the stockholder does not seek to include in the Company's proxy statement pursuant to Rule 14a-8, unless the Company is notified about the proposal between December 9, 1998, and January 8, 1999 and the stockholder satisfies the other requirements of Rule 14a-4(c). Separately, under SEC Rule 14a-8, a stockholder wishing to submit a proposal that qualifies for inclusion in the Company's proxy statement must have submitted his or her proposal to the Company before October 1, 1998, and must have satisfied the other requirements of SEC Rule 14a-8. A copy of the Restated Bylaws, as amended, is attached hereto as an exhibit.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

         Exhibit
         Number:
         -------
          3.2     Restated Bylaws (as amended December 9, 1998) of Fluor
                  Corporation.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 10, 1998                      FLUOR CORPORATION


                                             By: /s/ LAWRENCE N. FISHER
                                                 -------------------------------
                                                 Lawrence N. Fisher, Senior Vice
                                                 President - Law and Secretary